Exhibit 10.43

THIS AMENDMENT (this “Amendment”) TO TRANSACTION AGREEMENT dated as of October 4, 2021 (as amended hereby, the “Transaction Agreement”; and all defined terms used herein that are not otherwise defined are used as defined in the Transaction Agreement) by and between AiPharma Global Holdings LLC, a Delaware limited liability company (“AiPharma”), and Aditxt, Inc., a Delaware corporation (“Aditxt”, and together with AiPharma, the “Parties” and each, a “Party”) is dated as of November 30, 2021.

WHEREAS, the Parties have agreed to the terms set forth in this Amendment.

NOW, THEREFORE, the Parties agree as follows.

Article 1. Amendments.

Section 1.1 Section 1(a) of the Transaction Agreement is hereby amended to replace “$8,500,000” in the first sentence with “$8,000,000,” and the term “Borrowing Capacity” shall mean “$8,000,000.”

Section 1.2 Section 4(b) of the Transaction Agreement is hereby amended to delete the words “and paying the fee required by Section 11(e)” at the end of the proviso.

Section 1.3 Section 11(a)(ii) of the Transaction Agreement is hereby amended to redefine the term “Outside Date” as December 10, 2021.

Section 1.4 Section 11(b) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:” If this Agreement is terminated by either Party pursuant to Section 11(a), then this Agreement shall become void and of no effect without liability of any party (or any representative of such party) to any other party hereunder; provided, that the obligations under the Loan Documents shall survive any termination of this Agreement.”

Section 1.5 Section 11(c) through Section 11(f) and Section 11(i) are hereby deleted in their entirety and replaced with “[Intentionally omitted]”.

Section 1.6 Section 11(g) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows: “The obligation of AiPharma to make the $4M payment contemplated by the Loan Documents (the “$4M Payment”) is hereby terminated and with no further force or effect.”

Article 2. Miscellaneous.

Section 2.1 No Amendments. Except as previously amended in writing or as amended hereby, the Transaction Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

Section 2.2 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.3 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Transaction Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Transaction Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Transaction Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 2.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Parties. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Aditxt, Inc.			AiPharma Global Holdings LLC

By:	/s/ Amro Albanna		By:	/s/ Alessandro Gadotti
	Name:	Amro Albanna		Name:	Alessandro Gadotti
	Title:	CEO		Title:	CEO